EXHIBIT 10.4

                          CONSULTING AGREEMENT


This Consulting Agreement ("the Agreement") made this 1st day of September
1998.

BETWEEN:

     INTELLICOM INTERNET CORP., a Nevada Corporation, with offices at 308-1040 Hamilton Street, Vancouver, B.C. Canada. ("Intellicom")

AND,

     CARLTON PARFITT, an individual resident in Vancouver, B.C. Canada. ("Parfitt")

     WHEREAS, Intellicom wishes to engage Parfitt as a consultant on the terms and conditions set out herein and Parfitt wishes to be engaged on the terms and conditions set out herein.

     NOW THEREFORE WITNESSETH THAT, the parties for valuable consideration contained herein agree with each other as follows:

1. Intellicom herein agrees to engage Parfitt as a consultant and Parfitt hereby accepts said engagement with Intellicom upon the terms and conditions set forth.


2. The consulting engagement shall commence on October 1st 1998 and shall continue for 2 (two) years. If Intellicom's common shares do not trade before September 30th 2000 then this agreement shall terminate on that date.


3.   Parfitt is engaged as a full time consultant.


4. Parfitt shall also carry out such other duties as the Board of Directors or the President shall assign from time to time.

5. Compensation shall be as follows: FEES: Parfitt shall be paid the sum of $6750.00 Cdn per month unless increased by the Board of Directors at an annual review.


6. Parfitt shall diligently and competently devote their full business time, attention and energies to the performance of their duties under this Agreement commencing October 1st 1998.


7. Parfitt agrees to exert their best effort to preserve for the benefit of Intellicom the good will of Intellicom's clients and those who may have business relations with it.

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8.   Notwithstanding anything else contained herein, Intellicom may give notice, with 60 days prior written notice to Parfitt, that Intellicom is being wound up and that the Board of Directors have passed a resolution stating that the business of Intellicom be terminated and its assets liquidated, and as such this Agreement will therein be terminated and all of the rights, obligations and duties of the parties hereunder are at an end. In the event that during the term of this Agreement, Parfitt shall become disabled by accident or illness so as to be unable to perform the duties required of Parfitt under this Agreement for a period of 60 consecutive days then Intellicom may at the expiration of such 60 day period suspend Parfitt's services and Intellicom's rights, obligations and duties under this Agreement shall terminate except of the restrictions imposed on for confidentiality herein which shall survive. All shares not vested at termination shall be returned to treasury for cancellation.


9. Notwithstanding anything contained herein in this Agreement, Intellicom may discharge Parfitt for cause at any time upon 15 (fifteen) days' written notice and upon the occurrence of such discharge for cause this Agreement and all rights, duties and obligations shall terminate except as to those in regards to confidentiality which shall remain in force and effect.

10. For a period of two years commencing from the date upon which Parfitt is terminated or ceases to be a consultant of Intellicom then Parfitt shall not directly or indirectly enter into or carry on as owner, employee or otherwise, a business that competes with the business of Intellicom.

11.  Parfitt shall be entitled annually to three (3) weeks paid vacation.


12. This Agreement is inclusive and supersedes any and all employment, consulting or other agreements whether written or oral by and between Parfitt and Intellicom and any such prior agreements are hereby cancelled effective as at the date of this Agreement.


13. Parfitt agrees to abide by the confidentiality terms attached as Exhibit "A" and said terms are part of this Agreement and incorporated herein. The confidentiality terms of this Agreement shall stand alone as a condition of Intellicom entering into this Agreement with Parfitt and said terms shall survive the termination of Parfitt's engagement as a consultant and such termination shall not be grounds for the release of any confidential material to any third party.


14. This Agreement shall inure to the benefit of and be binding upon Intellicom, its successors and assigns, including, but not limited to,
     (1) any corporation which may acquire all substantially all of Intellicom's assets and business, (2) any corporation with or into which Intellicom may be consolidated or merged, (3) any corporation that is the successor

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     corporation in a share exchange and Parfitt, their heirs, guardians and personal and legal representatives.

15. This Agreement shall be governed by the law of the Province of British Columbia and in all respects in accordance with said law.

16. Parfitt agrees to perform their duties hereunder for any subsidiary of Intellicom as directed by the President or Board of Directors.

17. This Agreement contains the entire agreement of the parties and may only be amended in writing.


IN WITNESS WHEREOF, THE PARTIES HERETO HAVE SET THEIR
HAND AS OF THE DAY FIRST ABOVE WRITTEN.



                                                /s/
                                                -------------------------
                                                INTELLICOM INTERNET CORP.





                                                /s/ CARLTON PARFITT
                                                -------------------------
                                                          CARLTON PARFITT









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